EXHIBIT 99.1
[LOGO HERE]

      DHB
INDUSTRIES INC.


                    NEWS FROM DHB INDUSTRIES INC.
                    2102 SW 2nd Street Pompano Beach, FL 33069
                    Tel: 954-630-0900  www.dhbindustries.com


                                             COMPANY CONTACT: Investor Relations
                                                              954-630-0900
                                                              IR@DHBT.com

FOR IMMEDIATE RELEASE

            DHB INDUSTRIES ENTERS INTO MEMORANDUM OF UNDERSTANDING TO
                  SETTLE CLASS ACTION AND DERIVATIVE LAWSUITS

              DAVID BROOKS TO RESIGN FROM THE DHB BOARD AND AS CEO
 COMPANY TO ADOPT NEW CORPORATE GOVERNANCE POLICIES TO ACHIEVE `BEST PRACTICES'

POMPANO BEACH, FLORIDA,  JULY 13, 2006 - DHB Industries,  Inc. (OTC Pink Sheets:
DHBT.PK), a leader in the field of protective body armor, announced today that it has signed a Memorandum of Understanding ("MOU") to settle the class action securities lawsuit against the Company and certain of its current and former directors and officers and others, as well as the shareholder derivative suit brought by shareholder Alvin Viray, both of which actions have been pending in the United States District Court for the Eastern District of New York.

The class  action  will be settled  for $34.9  million in cash,  plus  3,184,713 shares of Company common stock. The derivative action will be settled in consideration of DHB adopting certain corporate governance provisions and paying $300,000, as attorneys' fees and expenses to lead counsel in the derivative action. The settlement amounts are required to be paid into escrow within ten business days of the MOU. All costs of the settlement and all attorneys' fees and expenses of plaintiffs' class counsel will be paid from the $34.9 million.

Of the cash payments to be made, it is expected that approximately $12.9 million will be paid by the Company's directors' and officers' liability insurers and the balance by the Company. It is expected that David Brooks, the Company's Chief Executive Officer who was recently placed on administrative leave, will help fund the payments to be made by the Company by exercising 3 million warrants held by him at an elevated exercise price. The Company also has the option to put to Mr. Brooks, approximately 3 million shares of common stock to finance the remaining portion of the cash settlement.

Included in the terms of the settlement are provisions calling for the release of the Company and all of the Company's present and former officers and directors who were named in the class and derivative actions, from any and all claims by the plaintiffs. Certain directors will be replaced within one year of the settlement. The Company has not admitted and will not admit to any wrongdoing in the cases. The actions are being settled because of expense and uncertainty.

The Company also announced today, and as part of the agreement, that it will adopt new corporate governance standards in an effort to improve controls and enhance business practices. The Board is in the process of administering a corporate compliance program which encompasses long-term strategic planning and management oversight, internal controls on financial and performance reporting and review and other governance matters.


                                     -MORE-

Commenting on today's announcement, General (Ret.) Larry Ellis, President, CAO and acting CEO, stated, "We are working to achieve `best practices' in everything we do and we remain committed to implementing changes that will improve our operating, financial, and competitive, market position. This is yet another step we are taking and I remain confident in our ability as a team, to emerge as a stronger organization."

The proposed settlement is subject to, among other things, review and approval of the Court. There can be no assurance that the Court will approve the proposed settlement.

ABOUT DHB INDUSTRIES, INC.

DHB Industries, Inc.'s Armor Group is in the protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (www.pointblankarmor.com) and Protective Apparel Corporation of America (PACA) (www.pacabodyarmor.com), are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains as well as through private label distributors.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about DHB Industries, Inc., visit the website at (www.dhbindustries.com).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES,
CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) EXPECTATIONS AS TO THE TIMING OF THE FILING OF THE REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2006, (2) ANY LISTING REQUIREMENTS WHICH MAY BE PRESCRIBED OR ANY DETERMINATION WHICH MAY BE MADE BY THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO
OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

                                    - #### -